EXHIBIT 10.4

FORM OF

TRADEMARK LICENSE

and

DOMAIN NAME AGREEMENT

This Agreement is entered into as of                      (the “Effective Date”) by and between GAIAM, INC. and GAIAM AMERICAS, INC. (collectively, “Gaiam Brand”), on one side, and GAIA, INC. DBA GAIAMTV (“GTV”), on the other side, on the following terms and conditions:

1.	Defined Terms. All capitalized terms used in this Agreement and not specifically defined herein shall have the meaning set forth on Exhibit 1 annexed hereto.

2.	Trademark License.

a.	From the Effective Date through and including the Transition Period, for good and valuable consideration, Gaiam Brand hereby grants to GTV the non-exclusive and non-transferable right, license and privilege, under trademark and otherwise, to use and exploit the Gaiam Marks on, in and in connection with the GTV Service, throughout the universe; provided that such use and exploitation of the Gaiam Marks may only occur as part of the “GaiamTV” brand name (e.g., GaiamTV, GaiamTV Fit & Yoga, etc.) and/or the logo design related thereto (collectively, the “GaiamTV Name and Logo Design”).

b.	GTV’s use of the Gaiam Marks in and as part of the GaiamTV Name and Logo Design shall conform to each of the following standards:

i.	No Gaiam Mark shall be used in any generic or descriptive manner;

ii.	The first time the GaiamTV Name or logo design is used on the GTV Service or in any advertisement or marketing materials, it must be followed, in the case of registered trademarks, by the registration symbol (®) and in the case of all other trademarks by the symbol TM, with appropriate language designated by Gaiam Brand to denote Gaiam Brand as the owner of the Gaiam Marks. GTV acknowledges that the registration symbol (®) may be used only in connection with goods and services specified in registrations, if any, for the applicable mark.

iii.	The GTV Service shall be of a high, consistent and merchantable quality. GTV recognizes that Gaiam Brand has a reputation for high quality and that GTV must, therefore, maintain such high quality with respect to the GTV Service.

iv.	All uses of the Gaiam Marks will be subject to Gaiam Brand’s prior written approval. Without limiting the foregoing, the nature and quality of the goods and services bearing the Gaiam Marks shall at all times be subject to Gaiam Brand’s inspection, review and approval to the maximum extent required by law to maintain the validity of the Gaiam Marks. Gaiam Brand’s approval shall not be unreasonably withheld or delayed, and will be deemed given if Gaiam Brand fails to object to any particular matter or item submitted for approval within ten (10) business days following Gaiam Brand’s receipt of submission. Once Gaiam Brand has approved any particular use of the Gaiam Marks, GTV may continue to make the same or substantially similar uses of the Gaiam Marks without seeking further approval.

v.	GTV acknowledges Gaiam Brand’s exclusive right, title and interest in and to the Gaiam Marks. GTV shall not take any action to contest Gaiam Brand’s ownership of the Gaiam Marks, or to impair any of the Gaiam Marks. GTV also acknowledges that its uses of the Gaiam Marks shall inure to Gaiam Brand’s benefit. GTV recognizes the great value of the publicity and goodwill associated with the Gaiam Marks, and accordingly acknowledges that all such goodwill exclusively belongs to Gaiam Brand and that none is transferred hereunder. All rights in the Gaiam Marks other than those specifically granted herein are expressly reserved by Gaiam Brand.

vi.	Upon Gaiam Brand’s reasonable request and at Gaiam Brand’s expense, GTV will execute, deliver or file any and all documents which Gaiam Brand reasonably deems necessary or appropriate to make fully effective or to implement the provisions of this paragraph 2 relating to the ownership, registration or use of the Gaiam Marks; and GTV will take such other actions as are reasonably necessary to protect and preserve the validity of the Gaiam Marks.

vii.	For the avoidance of doubt, Gaiam Brand will be solely responsible for paying any and all costs in connection with the filing and prosecution of trademark applications, registrations and renewals of the Gaiam Marks. Gaiam Brand shall at all times have the right, but not the obligation, to police and enforce Gaiam Brand’s rights in respect of the Gaiam Marks.

viii.	Notwithstanding the foregoing, Gaiam Brand hereby acknowledges that all uses of the Gaiam Marks publicly made by GTV prior to September 3, 2015 are hereby approved by Gaiam Brand.

3.	Domain Names Owned by GTV.

a.	Prior to the date hereof, GTV registered the internet domain name “GaiamTV.com” (the “GaiamTV.com Domain Name”); and as of the date hereof, GTV is using the GaiamTV.com Domain Name as an active, consumer-facing URL for the website on which the GTV Service is hosted.

b.	Gaiam Brand hereby agrees that GTV is and will remain the owner of the GaiamTV.com Domain Name and the six (6) additional domain names (“Additional GTV-Owned Domain Names”) listed on Schedule B annexed hereto, throughout the world and in perpetuity.

c.	During the Transition Period, GTV will have the right to use the GaiamTV.com Domain Name and the Additional GTV-Owned Domain Names as active, consumer-facing URLs in connection with the GTV Service.

4.	Licensed Domain Names. Gaiam Brand hereby grants to GTV an exclusive license, during the Transition Period, to use the Licensed Domain Names solely for purposes of redirecting Internet users to the GaiamTV.com Domain Name where the GTV Service is hosted during the Transition Period.

2

5.	After the Transition Period. Upon the expiration of the Transition Period:

a.	GTV will cease using the name “GaiamTV” as the name of the GTV Service;

b.	GTV will cease using the Gaiam Marks in any manner in connection with the GTV Service; provided that GTV may continue to distribute and exploit certain audiovisual content on the GTV Service which features, displays or otherwise embodies any of the Gaiam Marks (e.g., as set dressing, in pre-roll, etc.), as follows: (i) any audiovisual work produced or acquired by GTV prior to the Spin-Off Date or (ii) any audiovisual work produced by Gaiam Brand after the Spin-Off Date in respect of which GTV acquires or licenses SVOD Rights;

c.	GTV will implement a new name (Gaia) and select a new logo for the GTV Service which does not incorporate any of the Gaiam Marks.

d.	GTV will cease using the GaiamTV.com Domain Name and/or the Additional GTV-Owned Domain Names as active, consumer-facing URLs in connection with the GTV Service; and GTV will implement gaia.com in their place (the “New URLs”).

e.	Notwithstanding subparagraph d. above, GTV may continue using the GaiamTV.com Domain Name and the Additional GTV-Owned Domain Names in perpetuity, solely for purposes of redirecting Internet users to the New URLs.

6.	Restrictions on Competitive Activities. During the Transition Period, the following shall apply:

a.	Neither GTV nor Gaiam Brand shall engage in any activity which is directly competitive with the other party’s products or services. Each of GTV and Gaiam Brand hereby acknowledges that that none of the public activities of the other party prior to September 3, 2015 shall be construed as a violation of the preceding sentence.

b.	Without limiting subparagraph a. above:

i.	Gaiam Brand shall not operate an SVOD-based Subscription Service, nor enter into any marketing partnerships or sponsorship arrangements with any SVOD-based Subscription Service which is directly competitive with GTV (such as, by way of example, YogaGlo);

ii.	GTV shall not enter into any marketing partnerships or sponsorship arrangements with Lululemon, Athleta, prAna, Nike, adidas, Under Armour, Manduka, Jade, Natural Fitness, GoFit, Icon Fitness, SKLZ, Perform Better or Power Systems;

iii.	GTV shall not develop, create, distribute, sell or market any app relating to yoga, fitness, meditation or wellness (other than apps to deliver the GTV Service);

3

iv.	GTV shall not market or sell any audio or audiovisual content on an “a la carte” or “transactional” basis (whether via EST or ER or on Video Devices) if such content is owned and/or controlled by Gaiam Brand (i.e., content which has been licensed by Gaiam Brand to GTV);

v.	With respect to paid search (so-called “keyword advertising” or “pay per click advertising), GTV shall not bid on any keywords that include the name “Gaiam”; provided that GTV shall be entitled to bid on the keyword “GaiamTV” or any other keyword that includes the name “GaiamTV” (or any variant thereof, such as “Gaiam TV”); and

vi.	GTV shall not develop, create, distribute, sell or market any YFW Products.

7.	GTV’s Product Needs. During the Transition Period, Gaiam Brand will be GTV’s preferred provider of any YFW Products that GTV wishes to distribute on a promotional basis to its subscribers; provided that Gaiam Brand agrees to sell such YFW Products to GTV at “cost of goods” plus applicable freight (if any).

8.	Miscellaneous.

a.	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior correspondence, negotiations, understandings and agreements between the parties hereto with respect to the subject matter hereof, whether oral, written or otherwise, and may not be changed, modified or amended except by a written instrument signed by all of the parties hereto.

b.	This Agreement is entered into in the State of Colorado and shall be construed in accordance with the laws of the State of Colorado applicable to contracts entered into and to be wholly performed therein (without giving effect to any conflict of laws principles under Colorado law).

c.	This Agreement may be executed in one more counterparts, each of which shall constitute an original, and all of which taken together shall be deemed to constitute one and the same instrument. This Agreement may be executed and delivered by electronic facsimile transmission or in Portable Document Format (PDF) with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another, and signatures on a facsimile or PDF copy hereof shall be deemed authorized original signatures

[Signature page follows]

4

GAIAM BRAND (as Licensor):	GTV (as Licensee):

GAIAM, INC.	GAIA, INC. dba GaiamTV

By:	By:
An Authorized Signatory	An Authorized Signatory

GAIAM AMERICAS, INC.

By:
An Authorized Signatory

5

Exhibit 1

Certain Definitions

1.	“Digital Distribution” means delivery of audiovisual works by means of transmission via the Internet or any other form of digital, wireless and/or electronic transmission now known or hereafter invented that utilizes the Internet or any successor network as its primary means of transmission (collectively, “Internet Technologies”), including via transferring, streaming, downloading and/or other non-tangible delivery to fixed and/or mobile platforms utilizing Internet Technologies, including, without limitation, to computers, mobile phones, other personal communication devices, personal and other music, video and/or other audiovisual recorders and/or players and/or other digital devices, platforms and services.

2.	“ER” (also known as “Electronic Rental”) means delivery of audiovisual works via Digital Distribution under a business model whereby a consumer makes a specific, one-time payment for the right to access and view a particular audiovisual work an unlimited number of times within a limited time period (subject to customary rules with respect to the number and type of devices from which such work may be accessed and viewed).

3.	“EST” (also known as “Electronic Sell-Through”) means delivery of audiovisual works via Digital Distribution under a business model whereby a consumer makes a specific, one-time payment for the right to access and view a particular audiovisual work an unlimited number of times and for an unlimited time period (subject to customary rules with respect to the number and type of devices from which such work may be accessed and viewed).

4.	“Gaiam Marks” means the marks listed and/or depicted on Schedule A annexed hereto.

5.	“GTV Service” means the SVOD-based Subscription Service owned and controlled by GTV (and currently known as “GaiamTV”). Without limiting the foregoing, the GTV Service includes arrangements where a subscriber pays a recurring subscription fee to a third party (rather than directly to GTV) to access and use the GTV Service on authorized devices (e.g., via Comcast, Amazon Prime, Verizon FiOS, etc.).

6.	“Licensed Domain Names” means the domain names owned by Gaiam Brand which are listed on Schedule C annexed hereto.

7.	“Spin-Off Date” means the date on which a Spin-Off Event occurs.

8.	“Spin-Off Event” means a transaction or corporate restructuring pursuant to which GTV is “spun off” as a separate public company.

Exhibit 1, Page 1

9.	“Subscription Service” means a service that provides subscribers with on-demand access to audiovisual works for a periodic fee. A Subscription Service may include limited free trial subscriptions for promotional purposes.

10.	“SVOD” means VOD pursuant to a business model based upon a Subscription Service.

11.	“Television” means any and all forms of electronic or electromagnetic or other non-tangible exhibition of audiovisual programming over distance (whether now existing or hereafter devised) for display on a television receiver or other form of display device (whether now existing or developed in the future), including, without limitation, mobile devices. Television shall include, without limitation, exhibition by means of VHF or UHF broadcast, cable, satellite, wire or fiber of any material, or “over-the-air pay TV” in any frequency band, any and all forms of electronic or electromagnetic or other non-tangible transmission (whether analog or digital, SD or HD, 3-D, via the Internet, mobile networks or any other electronic or non-tangible medium).

12.	“Transition Period” means the period commencing on the Spin-Off Date and ending twenty-four (24) months after the last day of the month in which a Spin-Off Event occurs.

13.	“Video Devices” means physical devices embodying one or more audiovisual recordings, in any and all formats and/or configurations now known or hereafter invented (including, without limitation, DVD and Blu-Ray) designed to be used with a playback device which causes a visual image (whether or not synchronized with sound) to be seen on the screen of a television receiver, personal computer, portable video player, hand-held device or other comparable video playback device now known or hereafter invented.

14.	“VOD” (also known as “Video On Demand”) means delivery of audiovisual works selected by the viewer where the commencement time for the exhibition of the audiovisual works is not predetermined or scheduled by the program provider but rather is entirely at the viewer’s discretion. Without limiting the foregoing, VOD may occur by means of Digital Distribution and/or Television.

15.	“YFW Products” means physical products relating to yoga, fitness, meditation or wellness.

Exhibit 1, Page 2

SCHEDULE A

Gaiam Marks

1.	GaiamTV (word mark)

2.	[Gaiam TV design mark]

3.	GaiamTV Fit & Yoga (word mark)

4.	[GaiamTV Fit & Yoga design mark]

SCHEDULE B

Domain Names Owned by GTV

1.	GAIAMTV.COM

2.	GAIAM.TV

3.	GAIAMTV.CO.UK

4.	GAIAMTV.DE

5.	GAIAMTV.TV

6.	GAIAMTVMEDIA.COM

7.	GAIAMTVPARTNERS.COM

SCHEDULE C

Licensed Domain Names

GAIAMCHANNEL.COM

GAIAMCHANNEL.TV

GAIAMCINEMA.COM

GAIAMCINEMACIRCLE.COM

GAIAMCIRCLE.COM

GAIAMDVDCLUB.COM

GAIAMFILM.COM

GAIAMFILMCOMMUNITY.COM

GAIAMFILMCOMMUNITY.NET

GAIAMFILMCOMMUNITY.ORG

GAIAMFITNESS.TV

GAIAMHEALTH.TV

GAIAMYOGA.TV